Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

EXECUTION VERSION
EXHIBIT 10.2

LOANDEPOT GMSR MASTER TRUST,
as Issuer
and
CITIBANK, N.A.,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary
and
LOANDEPOT.COM, LLC,
as Administrator and Servicer
and
NOMURA CORPORATE FUNDING AMERICAS, LLC,
as Administrative Agent
__________
SERIES 2025-GT2 INDENTURE SUPPLEMENT
Dated as of July 23, 2025
To
THIRD AMENDED AND RESTATED BASE INDENTURE
Dated as of January 25, 2024
MSR COLLATERALIZED NOTES,
SERIES 2025-GT2

Table of Contents
Page
Section 2.    Defined Terms.    2
Section 3.    Form of the Series 2025-GT2 Term Notes; Transfer Restrictions.    11
Section 4.    Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.    12
Section 5.    Optional Redemption and Refinancing.    12
Section 6.    Reserved.    13
Section 7.    Determination of Note Interest Rate and Benchmark.    13
Section 8.    Conditions Precedent Satisfied.    15
Section 9.    Representations and Warranties.    15
Section 10.    Amendments.    15
Section 11.    Counterparts.    17
Section 12.    Entire Agreement.    18
Section 13.    Limited Recourse.    18
Section 14.    Owner Trustee Limitation of Liability.    18
Section 15.    Credit Risk Retention.    19
Section 16.    No Note Rating Agency.    19

- i -

This SERIES 2025-GT2 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of July 23, 2025, is made by and among LOANDEPOT GMSR MASTER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), LOANDEPOT.COM, LLC, a limited liability company organized under the laws of the State of Delaware (“loanDepot”), as administrator (in such capacity, the “Administrator”) and servicer (in such capacity, the “Servicer”), and NOMURA CORPORATE FUNDING AMERICAS, LLC (“NCFA”), a Delaware limited liability company, as Administrative Agent. This Indenture Supplement relates to and is executed pursuant to that certain Third Amended and Restated Base Indenture, dated as of January 25, 2024 (as amended by Amendment No. 1, dated as of May 28, 2025), including the schedules and exhibits thereto (as supplemented hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, the Administrator, the Servicer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrative Agent, Pentalpha Surveillance LLC, a Delaware limited liability company, as credit manager, and any other “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full.
Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.
PRELIMINARY STATEMENT
The Issuer has duly authorized the issuance of a Series of Term Notes, the Series 2025-GT2 Term Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2025-GT2 Term Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple Series from time to time.
Section 1.Creation of the Series 2025-GT2 Term Notes.
There are hereby created, effective as of the Issuance Date, the Series 2025-GT2 Term Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “loanDepot GMSR Master Trust MSR Collateralized Notes, Series 2025-GT2” (the “Series 2025-GT2 Term Notes”). The Series 2025-GT2 Term Notes will not be rated and shall be subordinated to any MBS Advance VFN. The Series 2025-GT2 Term Notes are issued in two (2) Classes of Term Notes, Class A (the “Class A Term Notes”) and Class B (the “Class B Term Notes”) with the Initial Note Balances, Stated Maturity Dates, Note Interest Rates and other terms as specified in this Indenture Supplement. The Series 2025-GT2 Term Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2025-GT2 Term Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2025-GT2 Term Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.
Section 2.Defined Terms.
With respect to the Series 2025-GT2 Term Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:
“Administrative Agent” means, for so long as the Series 2025-GT2 Term Notes are Outstanding: (i) with respect to the provisions of this Indenture Supplement, NCFA, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, together NCFA and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto, and recognized as an Administrative Agent pursuant to the Base Indenture. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent will be construed as if plural.
“Advance Rate” means, with respect to the Class A Term Notes, [***]%, and with respect to the Class B Term Notes, [***]%; [***].
“Base Indenture” has the meaning assigned to such term in the Preamble.
“Benchmark” means, with respect to any Interest Accrual Period, initially, the SOFR Rate; provided, that, if the Designated Transaction Representative determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement as of the related Benchmark Reference Time on the Benchmark Determination Date.
“Benchmark Determination Date” means (i) for the first Payment Date and the related Interest Accrual Period following the Issuance Date, two (2) Business Days prior to the Issuance Date, and (ii) for each Payment Date and the related Interest Accrual Period following the first Payment Date, means (1) if the Benchmark is the SOFR Rate, the SOFR Determination Date and (2) if the Benchmark is not the SOFR Rate, the date determined by the Designated Transaction Representative in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.
“Benchmark Reference Agreement” means the first applicable alternative set forth in the order below that can be determined by the Designated Transaction Representative:
(1)the Series 2017-VF1 Repurchase Agreement;
(2)the Series 2021-PIAVF1 Repurchase Agreement;
(3)the Series 2021-SAVF1 Repurchase Agreement;
(4)any other repurchase or financing facility entered into with respect to a Series of Variable Funding Notes that are Outstanding;

(5)any other repurchase or financing facility entered into by the Servicer with respect to MSRs or mortgage loans; or
(6)any other financing facility identified by the Designated Transaction Representative.
“Benchmark Reference Time” means, with respect to any determination of the Benchmark, (i) if the Benchmark is the SOFR Rate, the SOFR Determination Time and (ii) if the Benchmark is not the SOFR Rate, the time determined by the Designated Transaction Representative in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.
“Benchmark Replacement” means, the first applicable alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:
(1)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(2)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)    the sum of: (a) the alternate rate of interest that has been selected by the Designated Transaction Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Designated Transaction Representative as of the applicable Benchmark Replacement Date:
(1)    the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or
(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representative giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate securities at such time.
“Benchmark Replacement Conforming Changes” means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” and other administrative matters) that the Designated

Transaction Representative, in its sole discretion, decides may be appropriate to reflect such determination or adoption in a manner substantially consistent with the practices adopted with respect to the applicable Benchmark Reference Agreement or market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no such market practice exists), in such other manner as the Designated Transaction Representative determines is reasonably necessary, in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such Benchmark Replacement Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such Benchmark Replacement Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The Benchmark Replacement Conforming Changes will be prepared by the Designated Transaction Representative and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to then current Benchmark (including the daily published component used in the calculation thereof):
(1)    in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
If the Designated Transaction Representative determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Benchmark Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes with respect to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
For the avoidance of doubt, if the event that gives rise to the applicable Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Benchmark Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Change in Control” has the meaning assigned to such term in the PC Repurchase Agreement.
“Change in Control Redemption” has the meaning assigned to such term in Section 5(b) of this Indenture Supplement.
“Class A Term Notes” means, the Series 2025-GT2 Term Notes, Class A, issued hereunder by the Issuer, or any Term Notes issued in replacement thereof pursuant to Section 5 of this Indenture Supplement.
“Class Allocation Percentage” means, for any Class of the Series 2025-GT2 Term Notes as of any date of determination:
(i) as of any date prior to the Full Amortization Period, the percentage obtained by dividing (a) the outstanding Note Balance of such Class (as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, (2) the Advance Rate Reduction Event Reserve Amount on deposit in the Collection and Funding Account on such Payment Date in respect of such Class, if applicable, (3) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable, and (4) the Early Termination Event Payment Amount actually paid on such Class on such Payment Date, if applicable) by (b) the aggregate of the outstanding Note Balances for all outstanding Classes of the Series 2025-GT2 Term Notes (in each case, as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, (2) the Advance Rate Reduction Event Reserve Amount on deposit in the Collection and Funding Account on such Payment Date in respect of such Class, if applicable, (3) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable, and (4) the Early Termination Event Payment Amount actually paid on such Class on such Payment Date, if applicable); and
(ii) as of any date during the Full Amortization Period, the percentage obtained by dividing (a) the outstanding Note Balance of such Class as of the first day of the Full Amortization Period (as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, (2) the Advance Rate Reduction Event Reserve Amount on deposit in the Collection and Funding Account on such Payment Date in respect of such Class, if applicable, (3) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable, and (4) the Early Termination Event Payment Amount actually paid on such Class on such Payment Date, if applicable) by (b) the aggregate of the outstanding Note Balances for all outstanding Classes of the Series 2025-GT2 Term Notes as of the first day of the Full Amortization Period (in each case, as reduced by (1) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, (2) the Advance Rate Reduction Event Reserve Amount on deposit in the Collection and Funding Account on such Payment Date in respect of such Class, if applicable, (3) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable, and (4) the Early Termination Event Payment Amount actually paid on such Class on such Payment Date, if applicable).

“Class B Term Notes” means, the Series 2025-GT2 Term Notes, Class B, issued hereunder by the Issuer, or any Term Notes issued in replacement thereof pursuant to Section 5 of this Indenture Supplement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Agency and Trust, 388 Greenwich Street, 26th Floor, New York, NY 10013, Attention: loanDepot GMSR Master Trust, including for Note transfer, exchange or surrender purposes.
“Corresponding Tenor” means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.
“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2025-GT2 Term Notes, [***]% per annum.
“Default Supplemental Fee” means, for any Series 2025-GT2 Term Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Default Supplemental Fee Shortfall Amount, plus (2) the product of:
(i) the Default Supplemental Fee Rate;
(ii) the average daily Note Balance since the prior Payment Date of such Series 2025-GT2 Term Notes; and
(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding the current Payment Date and the denominator of which equals 360.
“Default Supplemental Fee Rate” means, with respect to the Series 2025-GT2 Term Notes, [***]% per annum.
“Designated Transaction Representative” means the Administrator.
“Early Amortization Event” occurs with respect to the Series 2025-GT2 Term Notes when:
(i)    the amount currently funded with respect to the Series 2017-VF1 Note by the Noteholder of an MBS Advance VFN is less than $[***];
(ii)    an Advance Rate Reduction Event has occurred and has been continuing for [***]; or

(iii)    the unpaid principal balance of the Portfolio is less than [***].
“Early Amortization Event Payment Amount” means, with respect to each Class of the Series 2025-GT2 Term Notes, the sum of (i) one-thirty-sixth (1/36) of the Note Balance of such Class as of the date on which an Early Amortization Event occurs and (ii) the product of (a) the Series Allocation Percentage of the Series 2025-GT2 Term Notes, (b) the applicable Class Allocation Percentage and (c) the amounts in the Collection and Funding Account that are designated as “Advance Rate Reduction Event Reserve Amounts” on such Payment Date, if applicable.
“Early Termination Event” means, with respect to the Series 2025-GT2 Term Notes, not applicable.
“Early Termination Event Payment Amount” means, with respect to the Series 2025-GT2 Term Notes, not applicable.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Indenture” has the meaning assigned to such term in the Preamble.
“Indenture Supplement” has the meaning assigned to such term in the Preamble.
“Initial Note Balance” means, for the Class A Term Notes, $128,570,000, and for the Class B Term Notes, $21,430,000.
“Initial Purchaser” means Nomura Securities.
“Interest Accrual Period” means, for the Series 2025-GT2 Term Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2025-GT2 Term Notes on any Payment Date shall be determined based on the Interest Day Count Convention. The first Payment Date with respect to the Series 2025-GT2 Term Notes will be August 18, 2025.
“Interest Day Count Convention” means, with respect to the Series 2025-GT2 Term Notes, the actual number of days in the related Interest Accrual Period, divided by 360, other than with respect to the first Payment Date, which is the number of days from the Issuance Date and up to and including the day immediately preceding the first Payment Date divided by 360.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Issuance Date” means July 23, 2025.
“loanDepot” has the meaning assigned to such term in the Preamble.
“Margin” means, with respect to the Class A Term Notes shall be equal to [***]% per annum, and with respect to the Class B Term Notes shall be equal to [***]% per annum.
“Nomura Securities” means Nomura Securities International, Inc.
“Note Interest Rate” means, for each Class of the Series 2025-GT2 Term Notes, with respect to any Interest Accrual Period, shall equal to the sum of (a) the Benchmark plus (b) the applicable Margin.
“Note Purchase Agreement” means that certain Series 2025-GT2 Note Purchase Agreement, dated as of July 16, 2025, by and among the Issuer, NCFA, as Administrative Agent, loanDepot, as Administrator and Servicer, and the Initial Purchaser, that relates to the purchase of the Series 2025-GT2 Term Notes.
“Regulation RR” has the meaning assigned to such term in Section 15 of this Indenture Supplement.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Retention Interest” has the meaning assigned to such term in Section 15 of this Indenture Supplement.
“Scheduled Principal Payment Amount” means, with respect to any Payment Date following a Scheduled Principal Payment Event, an amount equal to the sum of the Series Principal Payment Amounts due and payable on each Series of Terms Notes then Outstanding.
“Scheduled Principal Payment Events” means, for any Payment Date with respect to the Series 2025-GT2 Term Notes, a Series Principal Payment Amount will be due on a one-time basis on any Payment Date following the occurrence of any of the following events (each, a “Scheduled Principal Payment Event”):
(i)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;
(ii)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iii)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;
(iv)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;
(v)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date; or
(vi)the unpaid principal balance of the Portfolio is less than $[***] and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date.
“Series 2025-GT2 Term Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.
“Series Principal Payment Amount” means, with respect to the Series 2025-GT2 Term Notes, upon the occurrence of a Scheduled Principal Payment Event, an amount equal to the product of (i) the Series Allocation Percentage of the Series 2025-GT2 Term Notes, (ii) the Class Allocation Percentage and (iii) the product of (a) $[***], (b) the Market Value Percentage (as calculated using clause (b)(ii) of the definition thereof) and (c) the highest Advance Rate in respect of any Class of the Series 2025-GT2 Term Notes.
“Series Required Noteholders” means, for so long as the Series 2025-GT2 Term Notes are Outstanding, Noteholders of the Series 2025-GT2 Term Notes constituting the Majority Noteholders of such Series.
“SOFR” means, with respect to any day, the greater of (i) the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the benchmark on the Federal Reserve Bank of New York’s Website (or such successor administrator’s website) and (ii) 0%.
“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Designated Transaction Representative decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no market practice exists, in such other manner as the Designated Transaction Representative determines is reasonably necessary), in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such SOFR Adjustment Conforming Changes with the Payment Date Report notifying Noteholders of such changes and such SOFR Adjustment Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The SOFR Adjustment Conforming Changes will be prepared by the Designated Transaction Representative and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.
“SOFR Determination Date” means the second U.S. Government Securities Business Day before each Interest Accrual Period begins.
“SOFR Determination Time” means 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Term SOFR is published on the Federal Reserve Bank of New York’s Website.
“SOFR Rate” means, with respect to the Note Interest Rate, based on SOFR, a rate equal to Term SOFR for the Corresponding Tenor of such Note, provided that the Designated Transaction Representative will have the right, its sole discretion, to make applicable SOFR Adjustment Conforming Changes; provided, however, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Designated Transaction Representative will determine an alternative Benchmark in accordance with the definition of Benchmark Replacement and references to SOFR Rate herein will be deemed to reference such Benchmark Replacement.
“Specified Call Premium Amount” means, as of any date of determination in respect of each Class of the Series 2025-GT2 Term Notes, the greater of (i) $0 and (ii) (a) the quotient of: (1) the product of: (x) the Note Interest Rate for such Class multiplied by (y) the outstanding Note Balance of all outstanding Notes of such Class being redeemed divided by (2) 360 multiplied by (b) the positive excess, if any, of 1080 (or 360 if the redemption is due to a Change in Control Redemption) over the number of days from and including the date such Class was issued through and including the date on which such Class is redeemed.
“Stated Maturity Date” means, for Series 2025-GT2 Term Notes, July 16, 2030.
“Term SOFR” means, with respect to each day or any portion thereof (an “Accrual Day”), the forward-looking term rate for the applicable Corresponding Tenor based on SOFR, as published by the CME Term SOFR Administrator, two (2) U.S. Government Securities Business Days prior to such Accrual Day. Any change in Term SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any party.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“WSFS” has the meaning assigned to such term in Section 14 hereof.

Section 3.Form of the Series 2025-GT2 Term Notes; Transfer Restrictions.
(a)    Subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2025-GT2 Term Notes shall only be issued as Book-Entry Notes, and the form of Global Rule 144A Note that may be used to evidence the Series 2025-GT2 Term Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-1. The Series 2025-GT2 Term Notes shall not be issued as Regulation S Notes nor shall any Series 2025-GT2 Term Notes be sold in offshore transactions in reliance on Regulation S.
The Series 2025-GT2 Term Notes will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.
(b)     The Series 2025-GT2 Term Notes will not be registered under the 1933 Act, or the securities laws of any other jurisdiction. The sale, pledge or other transfer of any Series 2025-GT2 Term Note or any interest therein will be subject to the restrictions described below. The Series 2025-GT2 Term Notes will bear a legend referring to the transfer restrictions thereof. None of the Issuer or the Initial Purchaser will register the Series 2025-GT2 Term Notes under the 1933 Act, register or qualify the Series 2025-GT2 Term Notes under the securities laws of any state or other jurisdiction or provide registration rights to any purchaser.
In addition to any provisions set forth in Section 6.5 of the Base Indenture, any Noteholder of the Series 2025-GT2 Term Notes may only resell, pledge or transfer its beneficial interest in a Series 2025-GT2 Term Note to a person that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is, a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A. The Series 2025-GT2 Term Notes may not be resold, pledged or transferred pursuant to Regulation S.
Section 4.Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.
(a)Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2025-GT2 Term Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.
(b)Any payments of Interest Payment Amounts, Early Amortization Event Payment Amounts, Scheduled Principal Payment Amount or Early Termination Event Payment Amounts allocated to the Series 2025-GT2 Term Notes shall be paid to the Class A Term Notes and to the Class B Term Notes on a pro rata basis based on their related Note Balances. After commencement of the Full Amortization Period, any payments of any costs, expenses and indemnities owed with respect to any hedging instruments, Interest Payment Amounts and Default Supplemental Fees allocated to the Series 2025-GT2 Term Notes shall be paid first, to the Class A Term Notes, and thereafter, to the Class B Term Notes.
(c)Any payments of principal allocated to the Series 2025-GT2 Term Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A

Term Notes, pro rata, until their Note Balance has been reduced to zero, and thereafter, to the Class B Term Notes, pro rata, until their Note Balance has been reduced to zero.
(d)There will be no Series Reserve Account for the Series 2025-GT2 Term Notes.
(e)The Administrative Agent and the Issuer further confirm that the Series 2025-GT2 Term Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Cede & Co.”, as nominee of DTC, pursuant to a letter agreement between the Issuer and DTC, to be dated as of the Issuance Date. The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2025-GT2 Term Notes in the name of “Cede & Co”.
Section 5.Optional Redemption and Refinancing.
(a)    The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2025-GT2 Term Notes, redeem in whole or in part (so long as, in the case of any partial redemption, (i) such redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes or from any other cash or funds of loanDepot and not Collections on the MSRs, and (ii) each Class of the Series 2025-GT2 Term Notes are redeemed on a pro rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of the Series 2025-GT2 Term Notes), and/or terminate and cause retirement of the Series 2025-GT2 Term Notes. In anticipation of a redemption of the Series 2025-GT2 Term Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve all or a portion of the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2025-GT2 Term Notes, on the last day of their Revolving Period. Any amendment to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of the Series 2025-GT2 Term Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). For Series 2025-GT2 Term Notes, the Redemption Payment Date and the Redemption Date shall be the date set by the Issuer subject to this Section 5.
(b)    If the Issuer redeems the Series 2025-GT2 Term Notes within 1080 days from and including the Issuance Date, the Issuer shall pay to the Noteholders of the Series 2025-GT2 Term Notes as part of the Redemption Amount an amount equal to the Specified Call Premium Amount; provided, however, the Issuer shall not have any obligation to pay any Specified Call Premium Amount with respect to the period following the 360 days following the Issuance Date to any Noteholders of the Series 2025-GT2 Term Notes if the Series 2025-GT2 Term Notes are redeemed immediately prior to a Change in Control, due to the failure of the Noteholders of the Series 2025-GT2 Term Notes to consent to a Change in Control (a “Change in Control Redemption”).

Section 6.Reserved.
Section 7.Determination of Note Interest Rate and Benchmark.
(a)The Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2025-GT2 Term Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.
(b)On each Benchmark Determination Date, the Calculation Agent will calculate the Benchmark for a one-month period for the succeeding Interest Accrual Period for the related Series 2025-GT2 Term Notes on the basis of the procedures specified in the definition of “Benchmark.”
(c)In connection with the implementation of a Benchmark Replacement, the Designated Transaction Representative will have the right from time to time to make Benchmark Replacement Conforming Changes as described in the definition thereof.
(d)Written notice or materials relating to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent via email at [***] in a format suitable for posting and including the subject line “For Posting – LoanDepot GMSR Master Trust, MSR Collateralized Notes, Series 2025-GT2” shall be posted with the relevant Payment Date Report. Notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with the Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.
(e)Any determination, decision or election that may be made by the Designated Transaction Representative in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Designated Transaction Representative’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, shall become effective without consent from any other party. The Designated Transaction Representative shall provide notice of any determination, decision or election made by the Designated Transaction Representative in connection with a Benchmark Transition Event or a Benchmark Replacement as described above at least twenty (20) days prior to the proposed posting of such changes with the related Payment Date Report. None of the Issuer, Owner Trustee, the Securities Intermediary, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Administrator, the Designated Transaction Representative, the Administrative Agent, the Servicer or any other transaction party will have any liability for any determination made by or on behalf of the Issuer by any party, including the Designated Transaction Representative or any action or inaction by the Administrative Agent, in connection with a Benchmark Transition Event, any Benchmark Replacement Date, the determination of or a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against any of the Issuer, Owner Trustee, the Securities Intermediary, the Indenture Trustee, the Calculation Agent, the Administrator, the Designated Transaction Representative, the Administrative Agent or the Servicer relating to any such determinations.
(f)The establishment of the Benchmark by the Calculation Agent and the Designated Transaction Representative, as applicable, and the Calculation Agent’s subsequent calculation of the Benchmark, the Note Interest Rate and the Interest Payment Amount on the Series 2025-GT2 Term Notes for the relevant Interest Accrual Period based on the determination made by the Designated Transaction Representative, in the absence of manifest error, will be final and binding.
(g)The Designated Transaction Representative and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture Supplement or the other Transaction Documents in its capacity as Designated Transaction Representative, other than action or inaction undertaken with gross negligence, willful misconduct or bad faith. Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Designated Transaction Representative as a result of the Designated Transaction Representative acting or refraining from acting under this Indenture Supplement, the Notes or any of the other Transaction Documents in its own interests or otherwise, other than as a result of gross negligence, willful misconduct or bad faith by the Designated Transaction Representative.
Section 8.Conditions Precedent Satisfied.
The Issuer hereby represents and warrants to the Noteholders of the Series 2025-GT2 Term Notes and the Indenture Trustee that, as of the issuance date each of the conditions precedent set forth in the Base Indenture, including those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2025-GT2 Term Notes have been satisfied or waived in accordance with the terms thereof.
Section 9.Representations and Warranties.
(a)The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.
loanDepot hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of loanDepot to perform its duties under any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.Amendments.
(a)Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless delivery of such Issuer Tax Opinion is waived by the Series Required Noteholders) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among 100% of the Noteholders of the Series 2025-GT2 Term Notes, the Issuer, the Administrator, the Administrative Agent, the Indenture Trustee and subject to the immediately preceding sentence, the Servicer. Further, the Noteholders of the Series 2025-GT2 Term Notes are deemed to consent to any amendments made to the Transaction Documents as a result of amendments to the Acknowledgment Agreement that Ginnie Mae requires from time to time or changes that Ginnie Mae may make to the Ginnie Mae Guide from time to time.
(b)Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2025-GT2 Term Notes, supplement, amend or revise any term or provision of this Indenture Supplement; provided, that, with respect to the following amendments, the consent of each Noteholder of each Outstanding Series 2025-GT2 Term Notes materially and adversely affected thereby shall be required:
(i)any change to the scheduled payment date of any payment of interest on any Note held by such Noteholder, or any change to a Payment Date or Stated Maturity Date of any Note held by such Noteholder;
(ii)any reduction of the Note Balance of, or the Note Interest Rate or the Default Supplemental Fee Rate on any Notes held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;
(iii)any impairment of the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;
(iv)any reduction of the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of the Indenture or any Indenture Supplement or of defaults thereunder and their consequences, provided for in the Base Indenture or any Indenture Supplement;
(v)any modification or any amendment of the Indenture, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of the Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each outstanding Note adversely affected thereby;
(vi)any modification to permit the creation of any lien or other encumbrance on the collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;
(vii)any modification to change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;
(viii)any modification to increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or
(ix)any change, modification or waiver of any Scheduled Principal Payment Amount;
provided, that, written notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes received by the Paying Agent via email at [***] in a format suitable for posting and including with the subject line “For Posting -- LoanDepot GMSR Master Trust, MSR Collateralized Notes, Series 2025-GT2” shall be posted with the relevant Payment Date Report, and notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with such Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes and/or SOFR Adjustment Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.
(c)For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.
(d)Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.
Section 11.Counterparts.
This Indenture Supplement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. The parties agree that this Indenture Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention, including, but not limited to, DocuSign and Adobe.
Section 12.Entire Agreement.
This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 13.Limited Recourse.
Notwithstanding any other terms of this Indenture Supplement, the Series 2025-GT2 Term Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2025-GT2 Term Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2025-GT2 Term Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2025-GT2 Term Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2025-GT2 Term Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2025-GT2 Term Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 13 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2025-GT2 Term Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 14.Owner Trustee Limitation of Liability.
It is expressly understood and agreed by the parties to this Indenture Supplement that (i) the Issuer is a statutory trust existing as a separate legal entity under Delaware law, and each of the representations, warranties, covenants, agreements and obligations (including payment and indemnification obligations), if any, of the Issuer under this Indenture Supplement are solely the obligation of the Issuer; provided that any such obligations shall be limited recourse obligations, payable solely from the Trust Estate, as set forth in Section 13 hereof, (ii) no recourse may be taken, directly or indirectly, with respect to such representations, warranties, covenants, agreements and obligations, if any, of the Issuer set forth in this Indenture Supplement or any related document, against Wilmington Savings Fund Society, FSB (“WSFS”), in its individual capacity or in its capacity as Owner Trustee of the Issuer, (iii) nothing herein contained shall be construed as creating any obligation or liability on the part of WSFS, individually or personally or as Owner Trustee, to perform any covenant or obligation under this Indenture Supplement, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) WSFS has not verified and has made no and will make no investigation as to the accuracy or completeness of any representation, warranty or covenant, if any, of the Issuer, and (v) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement and any other agreement related hereto. Other than as set forth in the Trust Agreement, (i) the duties and obligations of the Issuer hereunder will be performed by the Administrator, pursuant to authority granted to it under the Trust Agreement and/or the Administration Agreement, as applicable, and (ii) under no circumstances shall the Owner Trustee have any duty or obligation to monitor, exercise or perform the rights, duties or obligations of the Issuer hereunder.
Section 15.Credit Risk Retention.
loanDepot will maintain, directly or through a wholly-owned affiliate, a subordinated seller’s interest in the Issuer (in the form of the Owner Trust Certificate) (the “Retention Interest”) that equals not less than 5% of the aggregate unpaid principal balance of any Outstanding Notes (other than Notes held to maturity by loanDepot or its wholly-owned affiliates), calculated in accordance with Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Regulation RR”). loanDepot will not sell, transfer or hedge, or enter into any other financing with respect to, the Retention Interest except as permitted under Regulation RR and the Transaction Documents.
The seller’s interest expected to be retained by loanDepot (or a wholly-owned affiliate) in connection with Regulation RR (to the extent applicable), will equal approximately [***]% or $[***] (in each case, as calculated in accordance with Regulation RR), as of the Issuance Date.

Section 16.No Note Rating Agency.
    As of the date hereof and prior to the execution of this Indenture Supplement, the Series 2025-GT2 Term Notes are not rated by any Note Rating Agency.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

LOANDEPOT GMSR MASTER TRUST, as Issuer By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee
By:/s/ Mary Emily Pagano Name: Mary Emily Pagano Title: Vice President

[LD GMSR - Series 2025-GT2 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity
By: /s/ Valerie Delgado Name: Valerie Delgado Title: Senior Trust Officer

[LD GMSR - Series 2025-GT2 Indenture Supplement]

LOANDEPOT.COM, LLC, as Administrator and Servicer
By: /s/ David Hayes Name: David Hayes Title: CFO

[LD GMSR - Series 2025-GT2 Indenture Supplement]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Administrative Agent
By: /s/ Sanil Patel Name: Sanil Patel Title: Managing Director

[LD GMSR - Series 2025-GT2 Indenture Supplement]